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Exhibit 77C

RESULTS OF MEETING OF SHAREHOLDERS

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal(s) is(are) set forth below. A vote is based on total dollar interest in the Fund.

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 15, 2011
(UNAUDITED)

For Columbia Diversified Bond Fund

1. TO ELECT DIRECTORS TO THE BOARD.*

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                                               DOLLARS VOTED        DOLLARS VOTED                              BROKER
                                                   "FOR"              "WITHHOLD"          ABSTENTIONS         NON-VOTES
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
01. Kathleen Blatz                           4,567,347,911.124      82,694,896.761           0.000               0.000
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02. Edward J. Boudreau, Jr.                  4,561,502,477.487      82,540,330.399           0.000               0.000
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03. Pamela G. Carlton                        4,562,747,295.749      81,295,512.137           0.000               0.000
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04. William P. Carmichael                    4,559,236,128.257      84,806,679.629           0.000               0.000
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05. Patricia M. Flynn                        4,561,430,776.764      82,612,031.121           0.000               0.000
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06. William A. Hawkins                       4,560,731,373.501      83,311,434.385           0.000               0.000
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07. R. Glenn Hilliard                        4,560,564,129.510      83,478,678.376           0.000               0.000
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08. Stephen R. Lewis, Jr.                    4,557,670,718.180      86,372,089.705           0.000               0.000
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09. John F. Maher                            4,562,737,416.234      81,305,391.651           0.000               0.000
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10. John J. Nagorniak                        4,560,593,101.493      83,449,706.393           0.000               0.000
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11. Catherine James Paglia                   4,561,749,373.377      82,293,434.509           0.000               0.000
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12. Leroy C. Richie                          4,560,554,455.086      83,488,352.799           0.000               0.000
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13. Anthony M. Santomero                     4,560,488,472.448      83,554,335.438           0.000               0.000
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14. Minor M. Shaw                            4,561,445,069.971      82,597,737.914           0.000               0.000
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15. Alison Taunton-Rigby                     4,560,411,770.499      83,631,037.386           0.000               0.000
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16. William F. Truscott                      4,561,376,095.971      82,666,711.915           0.000               0.000
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


2. TO APPROVE A PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.*


      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS             BROKER NON-VOTES
4,481,012,928.007                       69,448,182.240                 93,581,657.799                 39.840

* All dollars of RiverSource Diversified Income Series, Inc. are voted together as a single class for election of directors and amendments to the Articles of Incorporation.


3. TO APPROVE A PROPOSED AGREEMENT AND PLAN OF REDOMICILING


      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"               ABSTENTIONS                  BROKER NON-VOTES
3,136,121,219.026                       90,365,154.260                 125,123,127.569                1,292,433,307.030

4. TO APPROVE THE PROPOSED INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC.

      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"               ABSTENTIONS                  BROKER NON-VOTES
3,134,786,797.737                       97,491,355.541                 119,331,342.597                1,292,433,312.010

5. TO APPROVE A PROPOSAL TO AUTHORIZE COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC TO ENTER INTO AND MATERIALLY AMEND SUBADVISORY AGREEMENTS IN THE FUTURE, WITH THE APPROVAL OF THE COMPANY'S BOARD OF DIRECTORS/ TRUSTEES, BUT WITHOUT OBTAINING SHAREHOLDER APPROVAL.

      SHARES VOTED "FOR"           SHARES VOTED "AGAINST"               ABSTENTIONS                 BROKER NON-VOTES
       3,064,578,533.288               165,054,578.558                121,976,379.049              1,292,433,316.990